Exhibit 10.2
 AMENDMENT NO. 1 TO ADMINISTRATION AGREEMENT
BETWEEN
NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
AND
NUVEEN CHURCHILL ADMINISTRATION LLC

This Amendment No. 1 (this “Amendment”), dated as of January 10, 2023, to the Administration Agreement (as defined below) is made by and between NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND a Delaware statutory trust (the “Fund”), and NUVEEN CHURCHILL ADMINISTRATION LLC, a Delaware limited liability company (the “Administrator”).

RECITALS

WHEREAS, the Fund and the Adviser are parties to that certain Administration Agreement, dated as of March 31, 2022 (the “Administration Agreement”); and

WHEREAS, the Fund and the Administrator have agreed to amend the Administration Agreement solely to alter the indemnification provisions applicable to the Administrator.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Fund and the Administrator hereby agree as follows:

1.Effective as of January 10, 2023, Section 5 of the Administration Agreement shall be, and it hereby is, amended and restated in its entirety as follows:

 5.    Limitation of Liability of the Administrator; Indemnification

The Administrator (and its members, managers, officers, employees, agents, controlling persons and any other person or entity affiliated with it) shall not be liable to the Fund for any action taken or omitted to be taken by the Administrator in connection with the performance of any of its duties or obligations under this Agreement or otherwise as administrator for the Fund and the Fund shall indemnify, defend and protect the Administrator (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon the performance of any of the Administrator’s duties or obligations under this Agreement or otherwise as administrator for the Fund.  Notwithstanding the preceding sentence of this Section 5 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Fund or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, misconduct, bad faith, or negligence in the performance of the Administrator’s duties or by reason of the reckless disregard of the Administrator’s duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder).

Except as expressly provided hereby, the parties further agree that all of the terms and provisions of the Administration Agreement are and shall remain in full force and effect.

This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

This Amendment shall be governed by and construed in accordance with the laws of the State of New York and in accordance with the applicable provisions of the 1940 Act.

Capitalized terms used herein and not defined herein shall have the same meanings as in the Administration Agreement.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized signatories to execute this Amendment as of the day and year first written above.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND

By:	/s/ John D. McCally
	Name:	John D. McCally
	Title:	Vice President and Secretary

NUVEEN CHURCHILL ADMINISTRATION LLC

By:	/s/ John D. McCally
	Name:	John D. McCally
	Title:	Assistant Secretary

[Signature Page to Amendment No. 1 to Administration Agreement]